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                                                                   Exhibit 5.1


                           [FOLEY, HOAG & ELIOT LLP]


                                        January 31, 1997

Abington Bancorp, Inc.
538 Bedford Street
P.O. Box 2006
Abington, Massachusetts 02351

Ladies and Gentlemen:

        We are familiar with the Registration Statement on Form S-3 (the "S-3 Registration Statement") filed today by Abington Bancorp, Inc., a Massachusetts corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The S-3 Registration Statement relates to the proposed offering by the Company of 100,000 shares (the "Shares") of its Common Stock, $.10 par value per share ("Common Stock"), issuable pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "DRP").

        In arriving at the opinion expressed below, we have examined and relied on the following documents:

        (1) The Articles of Organization and By-Laws of the Company, each as amended as of the date hereof;

        (2) The records of meetings of the Board of Directors of the Company provided to us by the Company; and

        (3) The DRP.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

        Based upon the foregoing, it is our opinion that:

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Abington Bancorp, Inc.
January 31, 1997
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        1.      The Company has corporate power adequate for the issuance of the Shares in accordance with the S-3 Registration Statement. The Company has taken all necessary corporate action required to authorize the issuance and sale of the Shares. When certificates for the Shares have been duly executed and countersigned, and delivered against due receipt of the purchase price for the Shares, the Shares will be legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement.

                                        Very truly yours,

                                        FOLEY, HOAG & ELIOT LLP

                                           /s/ Carol Hempfling Pratt
                                        By:_______________________________
                                           A Partner